UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 27, 2020

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (571) 461-0009

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously disclosed, the filing by GTT Communications, Inc. (the “Company”) of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Late SEC Report”) has been delayed. The failure of the Company to file the Late SEC Report on or before November 1, 2020 would constitute an event of default under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee (the “Trustee”).

If an event of default under the Indenture relating to the Late SEC Report occurs, then the Trustee or the holders (the “Noteholders”) of not less than 25% in aggregate principal amount of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) may declare all unpaid principal of, premium, if any, and accrued interest on, all Notes to be due and payable immediately by providing a notice of acceleration (a “Notice of Acceleration”). In the event the Company receives a Notice of Acceleration, the holders of a majority in aggregate principal amount of the Notes may rescind and annul any declaration of acceleration and its consequences if certain conditions specified in the Indenture are satisfied, including the waiver by holders of a majority in aggregate principal amount of the Notes of, or cure of, the events of default that are the basis for the Notice of Acceleration.

In addition, as previously disclosed, the Company’s failure to deliver its consolidated financial statements for the fiscal quarter ended June 30, 2020 on or before October 30, 2020 would constitute an event of default under that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company and GTT Communications, B.V., as borrowers (the “Borrowers”), KeyBank National Association, as administrative agent and letter of credit issuer (the “Agent”), and the lenders (the “Lenders”) and other financial institutions party thereto from time to time. Upon an event of default under the Credit Agreement which is not cured or waived, the Credit Agreement permits, among other remedies, the Agent (in its own discretion or upon written request by Lenders holding a majority of the outstanding loans and revolving commitments under the Credit Agreement) to declare all principal, interest and other obligations thereunder immediately due and payable.

The foregoing summary of terms and provisions of the Indenture and the Credit Agreement is qualified in its entirety by reference to the full text of the Indenture and the Credit Agreement.

Notes Forbearance Agreement

On October 28, 2020, the Company and the guarantors under the Indenture entered into a Forbearance Agreement (the “Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (the “Forbearing Noteholders”) of a majority of the outstanding aggregate principal amount of Notes. Pursuant to the Notes Forbearance Agreement, the Forbearing Noteholders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, (i) the Company’s failure to timely file the Late SEC Report and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “Q3 SEC Report”) and (ii) the occurrence and continuance of the “Lender Specified Defaults” as defined in the Credit Facilities Forbearance Agreement (as defined below).

In addition, in the event that the Trustee or any Noteholder or group of Noteholders takes any action to declare all of the Notes immediately due and payable, the Forbearing Noteholders agree to deliver written notice to the Trustee to rescind and annul such acceleration and its consequences and to provide the necessary consents to amend the Indenture to provide that the Indenture shall not require cure or waiver of any events of default that are specified defaults in the Notes Forbearance Agreement in connection with rescinding and annulling such acceleration and its consequences.

The Notes Forbearance Agreement requires that the Company enter into the Fourth Supplemental Indenture, as defined and described below. The Notes Forbearance Agreement also requires the Company to provide certain advisors to the Forbearing Noteholders with 13-week cash flow forecasts and variance reports on a weekly basis and to host conference calls every other week with such advisors to discuss cash flows, operations, the status of the pending infrastructure sale transaction announced by the Company on October 16, 2020 (the “Transaction”) and other information reasonably requested by such advisors.

The forbearance period under the Notes Forbearance Agreement ends on the earlier of 5:00 p.m., New York City time, on November 30, 2020 (the “Expiration Time”) and the receipt of notice regarding intent to terminate the Notes Forbearance Agreement from Forbearing Noteholders upon the occurrence of any of the specified forbearance defaults described therein. The forbearance defaults include, without limitation, (i) the termination of the purchase agreement related to the Transaction;

(ii) the occurrence of any defaults or events of default under the Indenture other than any of the specified defaults in the Notes Forbearance Agreement, (ii) amendments to the Credit Agreement that require the payment of additional interest and/or compensation to the Lenders or amendments to the prepayment provisions of the Credit Agreement that are adverse to the Forbearing Noteholders; (iii) the Company or its subsidiaries (A) incurring indebtedness for borrowed money or providing certain guarantees of indebtedness, (B) causing certain subsidiaries that are not credit parties under the Credit Agreement to become credit parties or causing certain subsidiaries to provide credit support for certain obligations under the Credit Agreement, (C) transferring assets or equity interests of the Company or the guarantors under the Indenture to a subsidiary that does not become a guarantor, outside of the ordinary course of business or (D) granting certain liens; (iv) subject to certain exceptions, converting the loans under the Credit Agreement to base rate loans; (v) breaches of the Notes Forbearance Agreement by the Company; or (vi) the end of the forbearance period under the Credit Facilities Forbearance Agreement (as defined below).

In connection with the entry into the Notes Forbearance Agreement, the Company is paying certain fees of the advisors to the Forbearing Noteholders and is paying each Forbearing Noteholder a fee (the “Notes Forbearance Fee”) equal to $1.67 per $1,000 principal amount of Notes held by such Forbearing Noteholder. The Company also agreed to pay the Notes Forbearance Fee to any other holder of Notes who executes and delivers the Notes Forbearance Agreement on or prior to November 11, 2020 (except with respect to Notes transferred by a Forbearing Noteholder).

Credit Facilities Forbearance Agreement

On October 28, 2020, the Borrowers and certain of the guarantors of the obligations under the Credit Agreement entered into a Forbearance Agreement (the “Credit Facilities Forbearance Agreement” and, collectively with the Notes Forbearance Agreement, the “Forbearance Agreements”) with (i) certain Lenders (the “Forbearing Lenders ”) party to the Credit Agreement holding (A) a majority of the outstanding loans and revolving commitments under the Credit Agreement and (B) a majority of the revolving commitments under the Credit Agreement and (ii) the Agent. Pursuant to the Credit Facilities Forbearance Agreement, the Forbearing Lenders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents (as defined in the Credit Agreement) and applicable law, including not directing the Agent to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, (x) the Company’s failure to timely file the Late SEC Report and the Q3 SEC Report, (y) any amendment, supplement, modification, restatement and/or withdrawal or public statement of non-reliance on (1) any audit opinion related to historical consolidated financial statements or (2) historical consolidated financial statements and (z) the occurrence and continuance of the “Noteholder Specified Defaults” as defined in the Notes Forbearance Agreement.

The Credit Facilities Forbearance Agreement requires the Borrowers to provide Lenders who have agreed to receive material non-public information with 13-week cash flow forecasts and variance reports on a weekly basis and to host conference calls every other week with such Lenders to discuss cash flows, operations, the status of the Transaction and other information reasonably requested by such Lenders. In addition, the Credit Facilities Forbearance Agreement prohibits the Company from borrowing revolving loans and/or requesting the issuance of letters of credit if the aggregate amount of all outstanding revolving loans and/or issued and outstanding letters of credit would exceed 30% of the revolving commitments in effect as of the forbearance effective date (excluding all letters of credit that are issued and outstanding as of the forbearance effective date and letters of credit that are cash collateralized or backstopped) (the “Revolving Commitment Cap”), without the consent of each revolving lender. The Credit Facilities Forbearance Agreement further provides that the revolving commitments will be automatically and permanently reduced to equal the Revolving Commitment Cap upon the earlier to occur of the end of the forbearance period (after giving effect to all extensions thereof) and the entry by the Company into any transaction pursuant to which the liens on the U.S. collateral securing the U.S. obligations under the Credit Agreement are subordinated in right of priority to liens on the U.S. collateral securing any other debt or the U.S. obligations under the Credit Agreement are subordinated in right of payment to the prior payment in full of any other debt.

The forbearance period under the Credit Facilities Forbearance Agreement ends on the earlier of the Expiration Time and the receipt of notice regarding intent to terminate the Credit Facilities Forbearance Agreement from Forbearing Lenders upon the occurrence of any of the specified forbearance defaults described therein. The forbearance defaults include, without limitation, (i) the termination of the purchase agreement related to the Transaction; (ii) the occurrence of any event of default under the Credit Agreement other than any of the specified defaults in the Credit Facilities Forbearance Agreement; (iii) amendments to the Indenture or the Notes that require the payment of additional interest and/or compensation to the Noteholders or amendments to prepayment provisions of the Indenture or Notes that are adverse to the Forbearing Lenders; (iv) the Company or its subsidiaries (A) incurring indebtedness for borrowed money or providing certain guarantees of indebtedness, (B) transferring assets or equity interests of credit parties under the Credit Agreement to non-credit parties, outside of the ordinary course of business or (C) granting liens to secure the Notes; (v) breaches of the Credit Facilities Forbearance Agreement by the Company; (vi) non-pro rata purchases of loans funded with the proceeds of indebtedness issued by the Company or any other credit party under the Credit Agreement; or (vii) the end of the forbearance period under the Notes Forbearance Agreement.

In connection with the entry into the Credit Facilities Forbearance Agreement, the Company is paying certain fees of the advisors to the Forbearing Lenders and is paying each Forbearing Lender a fee equal to 0.167% of the sum of such Forbearing Lender’s revolving commitment and outstanding term loans.

The foregoing description of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes Forbearance Agreement and the Credit Facilities Forbearance Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Supplemental Indenture

On October 28, 2020, the Company entered into a Fourth Supplemental Indenture to the Indenture (the “Fourth Supplemental Indenture”), by and among the Company, the guarantors under the Indenture and the Trustee. The Fourth Supplemental Indenture amends the events of default provision in Section 6.01 of the Indenture to preclude the Company from curing an event of default for the failure to comply with the time periods prescribed in the reporting covenant in Section 4.15 of the Indenture with regard to the Late SEC Report by filing the Late SEC Report with the Securities and Exchange Commission (the “Q2 2020 Financial Reporting Amendment”). Notwithstanding the Q2 Financial Reporting Amendment, holders of a majority in aggregate principal amount of the Notes would have the ability to waive an event of default for the failure to comply with the time periods prescribed in Section 4.15 of the Indenture with regard to the Late SEC Report.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Indemnification Agreements

On October 27, 2020, the Board of Directors of the Company approved the entry into indemnification agreements in substantially the form attached as Exhibit 10.3 to this Current Report on Form 8-K (the “Indemnification Agreement”), with each director serving on the Company’s board of directors and each current executive officer of the Company.

Under the Indemnification Agreement, the Company agrees to indemnify each director and executive officer against any and all expenses to the fullest extent permitted by the laws of the State of Delaware, if the director/executive officer was, is, becomes or is threatened to be made a party to or witness or other participant in a claim or proceeding by reason of or arising in part out of the director’s/executive officer’s service as a current or former director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Company or any of its subsidiaries. The Indemnification Agreement also provides for, among other things, the advancement of expenses reasonably incurred by the director/executive officer prior to final disposition of any claim or proceeding that relates to the Company indemnification obligations, subject to reimbursement in the event such director/executive officer is ultimately determined not to be entitled to indemnification under the terms of the Indemnification Agreement and applicable Delaware law, and the maintenance by the Company of director and officers’ liability insurance covering the director/executive officer. In addition, the Indemnification Agreement provides procedures for the determination of the director’s/executive officer’s right to receive indemnification. Under the Indemnification Agreement, the director/executive officer will be eligible for indemnification during the period of his or her service as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent until the later of (i) ten years thereafter, (ii) the expiration of the statute of limitations applicable to any claim that could be asserted against the director/executive officer to which such director/executive officer may be entitled to indemnification and/or an expense advance under the Indemnification Agreement and (iii) one year after the final determination of any proceeding against the director/executive officer in respect of which such director/executive officer is granted rights of indemnification or the right to an expense advance under the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company does not expect to be able to file the Late SEC Report or the Q3 SEC Report by the applicable deadlines under the Indenture and Credit Agreement or by the Expiration Time under the Forbearance Agreements, as a result of the Company’s previously disclosed review of certain issues related to the recording and reporting of Cost of Telecommunications Services, certain intercompany transactions and related internal controls (the “Review”), which is continuing. The Company is unable to predict specific filing dates for the Late SEC Report and Q3 SEC Report at this time.

In addition to the Forbearance Agreements, the Company is engaging in negotiations and discussions with the Noteholders and Lenders, including to seek the consent of (a) Noteholders of at least a majority of the outstanding aggregate principal amount of the Notes, to amend and/or waive certain provisions of the Indenture or provide further forbearances from exercising remedies in respect thereof and (b) Lenders holding at least (1) a majority of the outstanding loans and revolving commitments under the Credit Agreement and (2) a majority of the revolving commitments under the Credit Agreement, to amend and/or waive certain provisions of the Credit Agreement or provide further forbearances from exercising remedies in respect thereof. There can be no assurance, however, that the Company will be able to negotiate acceptable terms or reach any further agreements with the Noteholders and Lenders.

This Item 7.01 is being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the Company’s negotiations with Noteholders and Lenders, the anticipated timing of filing the Late SEC Report and Q3 SEC Report and the possibility of debt instruments being declared immediately due and payable constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in events of default under the Indenture and the Credit Agreement, and the acceleration of the Notes and the Company’s obligations under the Credit Agreement, and which may result in the Company being unable to satisfy its obligations thereunder; (ii) the completion of the Review and the completion and filing of the Late SEC Report and Q3 SEC Report may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iii) existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (iv) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (v) the Company could be subject to cyber-attacks and other security breaches; (vi) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (vii) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (viii) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (ix) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (x) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in the Company’s industry; (xi) the Company may be liable for the material that content providers distribute over its network; (xii) the Company has generated net losses historically and may continue to do so; (xiii) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xiv) the Company may be unable to retain or hire key employees; (xv) the Company recently announced management changes and is currently conducting an executive search for a new permanent Chief Executive Officer; (xvi) the Company is subject to risks relating to the international operations of its business; (xvii) the Company may be affected by future increased levels of taxation; (xviii) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xix) the Company sellers and the buyer of the Company’s business of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers may be unable to obtain the necessary approvals for the Transaction or the related reorganization (the “Reorganization”) or from governmental authorities in a timely manner, on terms acceptable to the sellers and the buyer, or at all; (xx) the Company may be unable to obtain from the Lenders or Noteholders the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement or Indenture that may be necessary to satisfy the conditions to the closing of the Transaction, either on terms acceptable to the Company or at all; (xxi) the Company may not be able to obtain the consent of certain parties to contracts with the sellers and their subsidiaries that will be necessary to fully implement the Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxii) the buyer may be unable to obtain financing sufficient to enable it to consummate the Transaction as required at the closing under the sale purchase agreement for the Transaction; (xxiii) the potential failure to satisfy other closing conditions under the sale purchase agreement for the Transaction which may result in the Transaction not being consummated; (xxiv) the potential failure of the Company to realize anticipated benefits of the Transaction; (xxv) risks from relying on the buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the sale purchase agreement for the Transaction; (xxvi) the potential impact of announcement or consummation of the Reorganization and the Transaction on relationships with third parties, including customers, employees and competitors; (xxvii) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxviii) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected, and which, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the sale purchase agreement for the Transaction. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

4.1	Fourth Supplemental Indenture, dated as of October 28, 2020, by and among GTT Communications, Inc., the guarantors party thereto and Wilmington Trust, National Association.

10.1	Forbearance Agreement, dated as of October 28, 2020, by and among GTT Communications, Inc., the guarantors party thereto and each of the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of Notes party thereto.

10.2	Forbearance Agreement, dated as of October 28, 2020, by and among GTT Communications, Inc., GTT Communications, B.V., the guarantors party thereto, each of the lenders party thereto and KeyBank National Association, as administrative agent and letter of credit issuer.

10.3	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 28, 2020

GTT Communications, Inc.

		By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer
(Principal Financial Officer)